UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009 (July 27, 2009)

OPTIMUM INTERACTIVE (USA) LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51587	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 Campus Center Dr., Ste. 106, Newport Beach, CA 92660

Telephone No.: 949-757-0023

(Address and telephone number of Registrant's principal

executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 C FR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C FR 240.14d-2(b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C FR 240.13e-4(c))

Item 8.01 Other Events

On July 14, 2009, Optimum Interactive (USA) Ltd. (the “Company”) filed a Form 15 to terminate or suspend its duty to file reports pursuant to Rule 12g-4(a)(1) voluntarily.

The Stock Purchase & Recapitalization Agreement

On July 27, 2009, the Company, by unanimous consent of its Board of Directors (Robert Rubin and Barry Pomerantz), entered into a Stock Purchase and Capitalization Agreement (“Agreement”) with VComm Network, Inc., a Delaware corporation (“VComm”) pursuant to which the Company acquired all of the capital stock of VComm. At 12:0 1 AM July 28, 2009, the transaction was closed and a change in control was effected.

The Agreement provided that the 600,000 issued common shares of VComm were to be converted into: 18,000,000 shares of common stock of the Company, 4,500,000 million shares of Class A preferred stock, and 1 share of Class B preferred stock. Further, the Agreement provided that 3,200,000 shares of Class A preferred stock be set aside for issuance upon the conversion of an existing business line of credit with management and board consisting of up to $1,600,000 of debt.

On July 21, Directors Rubin and Pomerantz filed an amendment to the Certificate of Incorporation to: increase the number of authorized shares of common stock, create Class A preferred stock, and create Class B preferred stock. (Exhibit 10.1) [item 5.03]

In summary, the Class A preferred stock has the following rights and preferences (See exhibit
10.2)

Each share of Class A Preferred Stock is convertible into four shares of common stock at the option of the holder if all the following conditions have been met:

1. The Class A Preferred Stock has been held for 18 months;

2. The Common Stock is trading on the Pink Sheets or a higher exchange;

3. The Parent has a positive net worth;

4. The Parent has at least $2.5 million in annual revenues; and

5. The Parent has an operating EBITDA of break even or better.

The Class A Preferred Stock will have a preference on liquidation rights, no rights to any dividends except as may be declared by the Board of Directors in good faith and subject to Delaware law, and will entitle the holders to vote on an as converted basis. The Class A Preferred Stock will not be subject to dilution in the event of any reverse stock split of the Company’s common stock.

Class B preferred stock has the following rights and preferences (See exhibit 10.3)

The share of Class B Preferred Stock shall have no dividend rights and no “equity” rights upon liquidation and shall entitle the holder to as many votes as are required to represent 50.1% of the total voting capital stock of the Parent.

Following the closing of the Agreement, the Company has 32,000,000 shares of Common Stock Outstanding, 8,000,000 shares of Class A Preferred Stock outstanding and one (1) share of Class B Preferred Stock Outstanding. The Class B Share is owned by Timothy Roth, a director and the Company’s Treasurer.

Change in Board of Directors and Officers of the Company

The Agreement provided that the Members of the Board of Directors of the Company at the time of execution of the Agreement, Directors Rubin and Pomerantz, were to resign and appoint as Directors Gerard McGorian, Anthony Roth, and Timothy Roth.

The foregoing is a summary of certain material terms and conditions of the Agreement and not a complete discussion of such agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report on Form 8-K in Exhibit 10.4 and incorporated herein by reference.

On July 27, 2009, at 11:59 PM, Directors Rubin and Pomerantz, pursuant to Article III of the Bylaws, appointed as Directors: Gerard McGorian, Anthony Roth and Timothy Roth.

On July 28, 2009, at 12:01 AM, Directors Rubin and Pomerantz resigned, with remaining Directors Gerard McGorian, Anthony Roth and Timothy Roth.

On July 28, 2009, the Board of Directors appointed Officers as follows: President / CEO: Anthony Roth Treasurer: Timothy Roth Corporate Secretary: Michael Flynn

Notice of Special Stockholder Meeting

As of July 31, 2009 certification or notice date, Optimum Interactive (USA) Ltd. has an approximate 80 holders of record. The Company has scheduled a Special Shareholder Meeting for August 24, 2009 to be held at 11 AM (EST) at the W Hotel, 541 Lexington Avenue, New York, NY 10021.

On July 31, the Board of Directors unanimously resolved to set the record date for a Special Meeting of Stockholders as July 31, 2009 and further unanimously resolved to send notice of a Special Meeting of Stockholders on or before August 4, 2009, for a meeting date of August 24, 2009. At the Special Meeting, the Company and its Stockholders will: (i) ratify the Agreement and the new Board of Directors consisting of Gerard McGorian, Anthony Roth and Timothy Roth; (ii) authorize an incentive stock option plan of up to 20% of the fully-diluted equity outstanding, and as approved by the Compensation Committee of the Board of Directors; and (iii) authorize the Board to effect a reverse stock split of its common stock of up to 50-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUM INTERACTIVE (USA) LTD.

Date: August 3, 2009	By:	/s/ Anthony Roth
Anthony Roth President, CEO

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Exhibit Index:

Exhibit 10.1                                Amendment of Certificate of Incorporation

Exhibit 10.2                                Certificate of Designation of Class A preferred stock

Exhibit 10.3                                Certificate of Designation of Class B preferred stock

Exhibit 10.4                                Stock Purchase and Recapitalization Agreement
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